UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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On September 11, 2017, The Procter & Gamble Company distributed the following communication and may in the future send or use the same or substantially similar communications from time to time:

P&G Is Executing a Strategy that is Working September 2017

Forward-Looking Statements Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

FY2017 Sales Breakdown At a Glance By Segment By Geography FY2017 EBIT Breakdown (1) Company Overview Founded in 1837, P&G is a global provider of branded consumer packaged goods across 10 core categories – Hair Care, Skin and Personal Care, Grooming, Oral Care, Personal Health Care, Fabric Care, Home Care, Baby Care, Feminine Care and Family Care – across 5 reporting segments Products sold in 180+ countries and territories Key customers include mass merchandisers, grocery stores, membership club stores, drug stores, department stores, distributors, wholesalers, baby stores, specialty beauty stores, rapidly growing e-commerce, high-frequency stores and pharmacies P&G retains some of the best talent in the world with over 95,000 employees By Geography North America 45% Europe 23% Asia Pacific 9% Greater China 8% Latin America 8% IMEA 7% Beauty 18% Grooming 10% Health Care 12% Fabric & Home Care 32% Baby, Feminine & Family Care 28% Beauty 18% Grooming 14% Health Care 13% Fabric & Home Care 29% Baby, Feminine & Family Care 27% By Segment By Segment Source: Company filings. (1) Based on segment level Earnings from Continuing Operations Before Income Taxes.

P&G’s Portfolio Daily use categories where products solve problems and performance drives purchase Feminine Care Baby Family Fabric Home Hair Skin & Personal Care Grooming Oral Personal Health Care

P&G Is the Market Leader in Its Categories More Billion-Dollar Brands than Any Other Competitor P&G is the market leader in categories where products solve problems and performance drives purchase #1 global share position in 7 of our 10 categories #2 global share position in our 3 other categories Accelerating market share progress 50%+ of top 20 countries growing share 70%+ of top 20 brands growing market share Market Share Progress # of Top 20 Countries Holding / Growing Share # of Top 20 Brands Holding / Growing Share Brand U.S. Market Share(1) U.S. Rank #1 54% 3.0x #1 44% 5.5x #1 64% 3.0x #1 28% 2.0x #1 36% 1.0x #1 50% 2.5x #1 40% 3.0x #1 66% 5.0x #1 34% 2.0x #1 49% 2.5x #1 41% 4.0x #1 47% 3.0x 6 P&G Share vs. #2 Competitor Brand (1) U.S. market share as of July 2017.

P&G’s Strategy Is Producing Results and Creating Shareholder Value Total Shareholder Return Comparison November 1, 2015 to September 6, 2017 (1) Source: Bloomberg as of September 6, 2017. (1) The peers selected by Trian in its September 6, 2017 White Paper are as follows: Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser and Unilever. “S&P Consumer Staples Index” and “S&P 500 Index” represent the TSR of indices maintained by Standard & Poor’s, which are weighted based on the market capitalization of the index constituents. The TSR for “P&G Peers” is a simple average of TSR which is the same methodology used by Trian in its White Paper from September 6, 2017. The TSR for “Peltz Serving on Board” is a weighted average based on the market capitalization of Madison Square Garden, Mondelez, Sysco and Wendy’s.

% of Market Cap 22% 32% 66% 59% 35% 45% 40% 41% 38% 38% 24 % P&G Is a Leader in Returning Capital to Shareholders – More than $135 Billion Over the Last 10 Years Source: Company Filings, Capital IQ, Market data as of September 6, 2017. (1) P&G share repurchases include shares retired as part of Coffee, Duracell and P&G Beauty divestitures. 8 (1)

P&G Has a Long History of Shareholder Value Creation 9 $92.72 (1) +6,281% Strong Share Price Performance Coupled with a History of 127 Consecutive Years of Dividends and 61 Consecutive Years of Dividend Increases S&P500 +2,465% (1) Share price as of September 6, 2017. $

Roles A Profoundly Different Company Portfolio Strengthening Productivity $10Bn $10Bn + Supply Chain Transformation Organization 4YR Operating Margin +270 bps | Profit per Employee +45% -32% Up to Fem Care Baby Family Fabric Home Hair Skin & PC Grooming Oral PHC

P&G Has a Streamlined and Strengthened Portfolio In 10 Categories 65 Brands 10 Categories 170 Brands 16 Categories Daily Use Categories Where Products Solve Problems and Performance Drives Purchase Categories that Leverage P&G’s Core Strengths: Consumer Understanding, Branding, Product & Package Innovation, Go-to-Market Capabilities Faster-Growing, Higher Margin Businesses Categories where P&G is a Market Leader Fem Care Baby Family Fabric Home Hair Skin & PC Grooming Oral PHC

Perspectives on Beauty Divestiture Perspectives on Duracell Divestiture Perspectives on Folgers and Pringles Divestitures Perspectives on Pet Food Divestiture “As we have noted in the past, we believe a separation of Folgers is a good move for P&G, as it will allow the company to focus on its faster growing, higher margin businesses.” (1) - Joseph Altobello, Oppenheimer, June 4, 2008 “Over the last 15 years, PG has steadily divested itself of its food businesses, one transaction at a time (former PG brands include Duncan Hines cake mix, Sunny Delight juice, Jif peanut butter, and Crisco shortening). We are happy that PG has now fully exited the food business so that it can focus on its strategy to become a more global HPC company” (1) - Wendy Nicholson, Citi, February 15, 2012 “We view the sale of the Pet Care business as a positive as P&G now parts with one of its non-core businesses, one with well below corporate-average margins even before recent recall issues… today’s announcement fits into the strategy of focusing on core businesses.” (1) - Olivia Tong, BAML, April 9, 2014 “We think the disposal is a positive as it provides evidence that the company has begun to address key legacy issues that have held back top line growth, such as a portfolio that is perhaps spread too widely across different categories.” (1) - Michael Steib, Credit Suisse, April 9, 2014 “Good deal, in line with preliminary projections… Overall, we view PG's announced transaction as a good, solid deal for PG—roughly in line with the high-end of our earlier expectations” (1) - Stephen Powers, UBS, July 9, 2015 “We consider the transaction a net positive for PG, as it represented one of the biggest changes to the product portfolio in the company’s recent history.” (1) - Jeffrey Thomison, Hilliard Lyons, October 26, 2016 “Slimming down P&G will allow proceeds to be invested in developing more products… that can command higher prices. Consumer-products companies have been coping with cautious customers, a slowdown in developing markets and higher commodity costs.” (1) - Laura Coleman-Lochner, Bloomberg, November 13, 2014 “P&G had already previously announced it was splitting off its lower growth Duracell brand, which we view positively given the brand was not a good fit with the rest of P&G’s portfolio, nor the core competency of P&G.” (1) - Dara Mohsenian, Morgan Stanley, November 14, 2014 Portfolio Strengthening Is Building Shareholder Value Every Step of the Way Source: Wall Street Research. Source: Wall Street Research. (1) Permission to quote neither sought nor obtained.

P&G Is Driving Significant Productivity Improvement $10Bn $10Bn + FY ’12 – FY ‘16 FY ’17 – FY ‘21 Roles -32% | Profit per Employee +45% We delivered our first $10 billion productivity program, which ended in fiscal 2016, and have doubled-down on another $10 billion, starting last fiscal year. We are on track after the first year. Achieved On Track Up to

P&G Is Driving Significant Cost Savings and Cash Productivity $8.7Bn Agency/Production Savings FY2015 – FY2017 Cumulative Reduction Number of Agencies ~ 65% Reduction ($ Million) 775 14 (1) Excludes divestitures.

Market Conditions – Large FX Impacts $ Billion FY’13 FY’14 FY’15 FY’16 FY’17 Cumulative Sales Impact (1.9) (2.0) (4.4) (4.4) (1.3) ($14.0) % Sales Growth (2%) (3%) (6%) (6%) (2%) (19%) After Tax Profit Impact (0.5) (1.0) (1.5) (1.0) (0.4) ($4.4) % Earnings Growth (4%) (9%) (14%) (9%) (4%) (44%) 15 Over the last five years, we’ve faced gale-force headwinds from foreign exchange – reducing reported sales by $14 billion dollars – almost 20% – and after tax profit by $4.4 billion dollars – less than half of which was felt by our Euro, Pound Sterling and Yen functional currency competitors. Our primarily domestic competitors experienced almost no foreign exchange headwinds.

Productivity Overcame Negative FX Impacts and Significantly Improved Margins $ Billion (BT) Foreign Exchange / Commodities 7.0 Wage Rate Inflation 1.0 Venezuela 0.6 Operating Margin Improvement 1.5 Total 10.1 The savings were used to offset $7 billion of FX, $1 billion of related wage rate inflation, and the deconsolidation of Venezuela. We dealt with geopolitical and economic disruption in Russia, Argentina, the Middle East, Nigeria and the Ukraine, invested in core R&D and selling capabilities and increased sampling – which aren’t shown on this reconciliation – and significantly improved operating margin.

P&G Is Driving Significant Constant Currency Core EPS Growth and Margin Improvement Constant Currency FY ‘13 FY ‘14 FY ‘15 FY ‘16 FY ‘17 Core EPS Growth Core EPS Growth +10% +14% +11% +7% +11% Core Gross Margin +50 bps +10 bps +90 bps +290 bps +60 bps Core Op. Margin +50 bps +150 bps +130 bps +240 bps +90 bps

P&G Is Driving Margin Improvement FY’13 FY’17 Core Gross Margin 48.8% 50.8% Versus 2012/13 Constant Currency +2.0% +4.5% Core Op. Margin 19.4% 22.1% Versus 2012/13 Constant Currency +2.7% +6.1%

P&G Earns Industry-Leading Margins and Has Best-in-Class Interest Rates and Tax Rates Interest Rates Among the Most Favorable Tax Rate Among Industry’s Lowest After-Tax Profit Margin 2nd Highest in Peer Group Core Operating Margin 3rd Highest in Peer Group

$ Billion (BT) Cost of Goods Sold 7.0 Marketing Efficiencies 2.0 Trade Spending 1.5 Overhead Spending 1.0-2.0 Total 11.5-12.5 P&G continues raising the bar on productivity and has committed up to another $10Bn(1) in productivity savings Sources of Potential Savings from P&G’s Second Productivity Plan (1) $10Bn is risk-adjusted based off of the $11.5-12.5Bn.

P&G’s Productivity Program Drives Balanced Growth and Value Creation Source: Wall Street Research. (1) Permission to quote neither sought nor obtained. “Over the last few years, PG has delivered—and arguably over-delivered—with respect to not only executing its restructuring program but also generating massive cost savings from it and producing strong FCF.” (1) - Wendy Nicholson, Citi, February 18, 2016 “[The CAGNY] presentation marked the four-year anniversary of Procter’s productivity restructuring announcement. Since the effort began, management can point to a long list of accomplishments and over-delivery of initial cost savings targets—whether it be nonmanufacturing enrollment reductions, COGS savings, manufacturing productivity, or marketing efficiencies… Perhaps more important, in our view, is that this productivity focus now appears more ingrained in the company, a way of doing more with less that can persist for the near future, as opposed to a discrete program with a rigid cost reduction goal and defined end date.” (1) - Jon Andersen, William Blair, February 16, 2016 “Notably, productivity (year-two of second $10B FY17-21 program) provides a high degree of EPS visibility and will continue to be an enabler of OM % improvement and reinvestment.” (1) - Kevin Grundy, Jefferies, August 17, 2017 “Earnings flexibility is significant, with productivity savings giving the company ample earnings cushion to reinvest in innovation, marketing, channel enhancements and promotional support.” (1) - Bill Schmitz, Deutsche Bank, October 25, 2016

2013 2017 We’re dramatically transforming our supply chain – in North America, followed by Europe and Latin America, with plans in India, Middle-East and Africa. Savings will ramp up over the next 2 years New U.S. mixing centers are up and running – putting 80% of shipments within 24 hours of retailers. In-stock levels are up, driving both top and bottom lines We’re constructing more cost effective multi-category manufacturing sites in geographically strategic locations -- automating and digitizing these sites to minimize cost and maximize flexibility P&G’s Supply Chain Transformation Is Driving Both Top and Bottom Lines

Old Organizational Structure – “The Thicket” 16 Business Units x 6 Regions 16 Business Units 16 Business Units x 6 Regions x Functions “The Thicket” 16 Global Business Units… …6 Market Development Organizations with staffing and responsibilities that overlapped the GBUs… …and heavily staffed function organizations charged with “helping” the categories and markets… …with people moving frequently between businesses, markets and functions P&G’s Organization Transformation Is Dismantling the Complex, Matrix Structure

NEW Design “End-to-End” 10 Categories “Freedom in a Framework” Markets There is now one organizing principle for P&G – the product category P&G’s Organization Is Simpler, Faster, Accountable 70% of Sales 30% of Sales Product categories own responsibility for innovation, manufacturing and marketing Category leaders have ownership and accountability all the way through to the staffing levels of sales people in the market These category leaders have full profit and loss responsibilities In smaller countries where it doesn’t make economic sense to organize this way, we're implementing a new freedom within a framework approach, enabling these markets to be faster and more agile As long as the market is executing within predefined strategies and is delivering the financial target set for them, they have freedom to make real-time changes without the need for engagement with regional or global resources

Organization Transformation Is Driving Efficiency and Accountability Source: Wall Street Research. (1) Permission to quote neither sought nor obtained. “We are encouraged by PG’s continued emphasis on agility, its focus on improving digital competency, and its willingness to look externally to supplement and enhance internal capabilities (whether in the form of external hiring, creative licensing, and/or M&A).” (1) - Steve Powers, UBS, July 28, 2017 “Strategy is clear, focus very evident: With structural changes in place ("end-to-end" decentralized structure now in ~70% of P&G's markets) and incentives appropriately aligned locally (sales, profit, capital efficiency), P&G sounds increasingly confident in its ability to more consistently deliver balanced top/bottom line growth.” (1) - Kevin Grundy, Jefferies, August 17, 2017 “… the company has made changes to … simplify its matrix structure to improve decision making in-market. This is in-line with a strategy communicated at PG’s last analyst day in November.” (1) - Olivia Tong, BAML, September 7, 2017 “We Are Big Fans of PG’s Emphasis on Productivity, Efficiency, Agility, and Accountability. PG has worked hard to instill a culture more focused on improved productivity and greater accountability than in the past—with new compensation metrics in place that reward more people based on regional or divisional operating results.” (1) - Wendy Nicholson, Citi, November 20, 2016

P&G Is a Profoundly Different, Much Stronger, More Profitable Company -60% Categories -70% Brands -50% Manufacturing Platforms -32% Total Roles -50% Advertising & PR Agencies -60% Office Buildings -25% Research & Development Centers -50% Legal Entities

P&G Delivered A Strong Year of Results, Meeting or Exceeding All Fiscal 2017 Objectives Going-in Targets FY’17 Organic Sales ~ 2% +2% Core EPS mid-single digits +7% Capital Return to Shareholders ($Bn) 22 27 Adjusted Free Cash Flow Productivity 90%+ 94% Q4’17 +2% +8% 125% 2.5 ~22 (1) (1) P&G guided $7Bn of dividends, $5Bn of share repurchases and ~$10Bn of share reduction from the Beauty divestiture.

P&G Has Delivered Strong Returns Driven By Steady Progress and Results

Breadth of Progress Across P&G

Holding/Growing Share	Q4'15	Q4'17
# Top 20 Countries	2	11
# Top 20 Brands	10	14

Breadth of Progress in China

Progress in China	FY'16	FY'17	FY'18
Sales Growth	-5%	+1%	+mid-single digits
Categories Growing Sales (of 7)	1	5	7

P&G Has Outperformed Peers and the Market in TSR

Total Shareholder Return Comparison (1)
November 1, 2015 to September 6, 2017



28 %
13 %
16 %
23 %
4 %
P&G
P&G Peers
S&P Consumer Staples Index
S&P 500 Index
Peltz Serving on Board

Our Stock Price Performance is Driven by Strong Results



20-Jan-2017
Q2-17 results
26-Apr-2017
Q3-17 results
18-Jul-2017
Announced early release of Q4 results
27-Jul-2017
Q4-17 results
$ 92.72
14-Feb-2017
Trian's $3.5bn stake in P&G announced
16-Jun-2017
Rumor of Trian filing for a board seat
$94
$92
$90
$88
$86
$84
$82
Jan-2017
Mar-2017
Jun-2017
Sep-2017

Source: Bloomberg as of September 6, 2017.

(1) The peers selected by Trian in its September 6, 2017 White Paper are as follows: Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L'Oreal, Reckitt Benckiser, Unilever. "S&P Consumer Staples Index" and "S&P 500 Index" represent the TSR of indices maintained by Standard & Poor's, which are weighted based on the market capitalization of the index constituents. The TSR for "P&G Peers" is a simple average of TSR which is the same methodology used by Trian in its White Paper from September 6, 2017. The TSR for "Peltz Serving on Board" is a weighted average based on the market capitalization of Madison Square Garden, Mondelez, Sysco and Wendy's.

28

Irresistibly Superior Products Irresistibly Superior Packaging Superior Brand Communication Superior In-Store & Online Execution Superior Consumer & Customer Value Equations New Standard of Excellence We’ve made the choice to double-down on meaningful superiority – products, packaging, brand communication, in-store execution and superior consumer value in each price tier where we compete Superiority – Raising the Bar

Irresistibly Superior Products Raising the Bar | Product 1 Raising the Bar | Product & Packaging Superiority Drive Market Size Growth Mid-1970’s Current U.S. Fabric Care Market Size Market 4X 2 P&G Versus Market Country 1 140 Country 2 140 Country 3 110 Country 4 100 P&G Versus Market Country 5 120 Country 6 120 Country 7 110 Country 8 170 Irresistibly Superior Packaging Raising the Bar | Packaging Fabric Enhancers are the fastest growing segment in the overall Fabric Care category – growing mid-single digits – and scent beads are the fastest growing form – growing at 20%, led by P&G’s scent bead offerings growing over 30%. Tide Pods and Gain Flings have driven 90% of the U.S. Laundry Detergent category growth. P&G holds nearly 80% share of the form. Superior products in superior packages drive market growth, which is incredibly important in the journey of our brands. Over the last 40 years, P&G U.S. Fabric Care has grown by 5x in a market that has grown 4x. Market growth has been the main driver of P&G’s growth, which we’re driving with leading innovation. Raising the Bar – Superior Products & Packaging

Market 4X Superior Brand Communication Raising the Bar | Communication 3 Superior In-Store & Online Execution Raising the Bar | In-Store & Online Execution 4 Superior Consumer & Customer Value Equations Gain Flings! $0.23 per load (1) 5 Tide Purclean $0.23 per load (1) Tide Pods $0.26 per load (1) Gain Liquid $0.16 per load (1) Gain Powder $0.13 per load (1) Product and packaging benefits need to be communicated with exceptional brand messaging – advertising that drives growth for brands and for the categories in which they compete. Raising the Bar | Superior Consumer & Customer Value Equations In-Store and Online execution requires delivering against key business drivers for each category and brand in every store across all channels every day. The last element of superior execution is winning consumer and customer value equations. Price is one element – but we’re really looking at superior value of the total proposition. (1) Pricing at sole discretion of retailers. Raising the Bar – Superior Communication, In-Store & Online Execution, Value Equations

Dawn and Bounty are great examples of products meeting all five superiority criteria They delight customers with product performance and packaging with clear and compelling communication to consumers. They look great in-store and online, and they offer superior value for consumers. Over last ten years, Dawn value share in the U.S. has grown from ~40% to 50% Dawn’s sister brand in the U.K., Fairy, has grown from 55% to over 70% value share Bounty’s technological advantages and compelling communication have kept it the market share leader for decades Over the last 15 years, Bounty has consistently maintained over 40% value share in the U.S., despite challenges from branded and private label competition 32 Raising the Bar – Superiority Drives Consumer Delight & Market Leadership For Decades

P&G has been an innovation leader for more than 50 years P&G brands are 5 of the Top 10 and 7 of the Top 25 innovations in the 2016 IRI New Product Pacesetters Report for the most successful non-food product launches Since the first IRI New Product Pacesetters™ Report in 1995, P&G has had more than 170 products make the top 25 list in non-food categories—more than its six largest competitors combined $ 1.6x R&D Spend of Largest Competitor P&G Competitors Source: Capital IQ, Market data as of June 23, 2017. (1) Based on most recent fiscal year R&D expense and sales. P&G Cumulative R&D Spend vs. Peers: Last 5 Years 3 2 3 4 2 2 2 2 2 2 2 2 2 1 R&D as a % of Sales:(1) 2.9 1.9 3.3 3.7 2.5 1.8 1.9 1.5 2.8 1.5 2.1 2.3 1.8 0.9 P&G Innovation Leads the Industry

34 Women Using Right Product Pre-Always Discreet Post-Always Discreet 1 in 9 1 in 7 Category growth accelerated +50% FY’17 Household Penetration 16% in 2016 23% Global market is growing 15% and is ~25% of diapers P&G is global leader with 28% share, up 5% vs. year ago #1 Shampoo in the world with $3Bn+ in retail sales Fastest growing brand in the shampoo category over the last 10 years, growing 5% annually Pampers Pants Tide PODS with Downy Always Discreet Head and Shoulders Driving category growth acceleration of 50% In the 8 markets where we have launched, we’ve reached market shares in the range of 10% to 20% Household penetration forecasted to grow 40% in 2017 In the U.S., unit dose products account for 15% of category sales, with P&G holding nearly an 80% share P&G Innovation Drives New Brands and Blockbuster New Sub-Brands

P&G Innovation Drives Breadth of Results 35 ~$3Bn ~30% growth Online Presence is Growing Significantly BRAND EQUITY SCORES among Millennials BRANDS with Millennials #1 #1 Leadership Brands that Resonate with Millennials Larger than Top 2 Peer Competitors Combined

#1 40% #1 28% #1 36% #1 50% #1 64% P&G Innovation Drives Market Leadership P&G Brand U.S. Market Share(1) Rank P&G Brand U.S. Market Share(1) Rank #1 #1 #1 #1 54% 44% 49% 47% (1) U.S. market share as of July 2017. #1 34% #1 66% #1 41% P&G Share vs. #2 Competitor 2.0x 1.0x 2.5x 3.0x 3.0x 5.5x 3.0x 2.5x 3.0x 2.0x 5.0x 4.0x P&G Share vs. #2 Competitor

Our Highly Engaged Board Is Overseeing P&G’s Transformation… World-Class Board with the Right Skills & Experiences Established Leadership Across Industries Men and women who are leaders in a variety of relevant fields, including consumer products, retail, digital technology, innovation, healthcare, government, law, technology, and education Experience in Key Executive Roles Of the 11 Board members, six are former CEOs and four are current CEOs. In addition, Ernesto Zedillo formerly served as the President of Mexico and has significant experience dealing with global political risk, international commerce and rapidly changing dynamics in key markets for P&G (e.g., Latin America) Excellence with Proven Track Records Vast knowledge and expertise to navigate complex situations and make difficult decisions Proven ability to drive strong shareholder returns Diverse Thinking Wide range of experiences beyond the CPG industry drives differentiated views and perspectives Highly-Engaged and Active Board actively involved in setting and delivering P&G’s plan to drive growth and leading shareholder value

….With Experience Repositioning Companies to Address Changing Consumer Dynamics W. James McNerney, Jr. Meg Whitman Director since 2011 #6 on Forbes’s 2016 list of Self-Made Women President and CEO of Hewlett Packard Enterprise From 2011 to 2015, served as President and CEO for Hewlett-Packard Company, leading the company’s turnaround and subsequent separation into two Fortune 100 companies Former President and CEO of eBay Inc. Oversaw growth from 30 employees and $4MM in annual revenue in 1998 to 15,000 employees and $8Bn in revenue in 2008 Director since 2003 Named 2015 CEO of the Year by Chief Executive magazine Retired President, CEO and Chairman of the Board of The Boeing Company (2005 to 2016) During his tenure, the company recaptured the global lead in commercial airplane deliveries, growing revenue 73%+ between 2004 and 2014 and expanded its engineering and manufacturing footprint inside and outside the U.S. Restored Boeing’s historic leadership in human spaceflight with major new program wins Former CEO of 3M and various divisions of GE Francis Blake Director since 2015 Former Chairman and CEO of The Home Depot Director at Delta Airlines since 2014; non-Executive Chairman since 2016; also Director at Macy’s since 2015 As Chairman and CEO of Home Depot from 2007 to 2014, he led turnaround that reversed lagging stock performance by reinvigorating the Company’s retail service culture Brings extensive leadership, strategy, risk management and marketing experience to the Board

P&G Has a World-Class Board of Directors Our selection process has resulted in a Board that is highly diverse, highly qualified, highly engaged, with the right mix of skills and experiences that are needed to oversee the Company’s continuing transformation Frank Blake Angela Braly Amy Chang Ken Chenault Scott Cook Terry Lundgren Jim McNerney David Taylor Meg Whitman Pat Woertz Ernesto Zedillo

P&G Has a Rigorous Board Selection Process Represents interests of all shareholders vs. special constituencies Demonstrates character & integrity Inquiring mind Experience at a strategy / policy setting level or high level managerial experience in a complex organization Works effectively with others Time to devote to P&G; in compliance with guidelines on outside Board participation Free from conflict of interest Achieves / represents a mix of diversity Adds specific value as a Director Below retirement age (72) Defined Minimum Criteria Board continually evaluates the skills and experiences needed, based on the Company’s strategies and challenges Defines current desired attributes Identified needs change over time as overall business changes Ensures diversity of all facets Gender, race, age, international background and specialized experience Actively Assess Board Needs Board maintains list of potential candidates received from multiple sources Uses third party search firm to help identify the strongest possible candidates Evaluates potential candidates: Board determines list of candidates who best meet the Board’s needs Checks references All Board members are invited to meet candidates Full Board reviews and aligns on final appointment Find the Right Candidate Selection process has resulted in a Board that is highly diverse, highly qualified, highly engaged, with the right mix of skills and experience needed to oversee the continuing transformation

Experience Recent Board Addition Demonstrates Rigorous Selection Process Examples of Specific Attributes Currently Desired in Candidates Experience in science, technology or healthcare innovation Gender diversity Ethnic diversity Geographic diversity Digital “Native” (highly fluent in the digital ecosystem) Technology / innovation company experience Amy L. Chang Age 40 Appointed to P&G Board in June 2017 Founder / CEO of Accompany, a relationship intelligence company Expertise in digital industry trends and data analytics Deep experience at top technology companies Digital “Native”; generationally and ethnically diverse Founder & CEO Head of Product, Google Ads Board of Directors Most Recent Addition to Board Rigorous Selection Process

Director since 2015 Francis (Frank) S. Blake Director since 2009 Angela Braly Mr. Blake is the former Chairman of the Board and Chief Executive Officer of The Home Depot, Inc. He served as Chairman of the Board from 2007 until his retirement in 2015 and as CEO from 2007 to 2014. He previously served as a Director of Southern Company (a super-regional energy company) from 2004 to 2009. Mr. Blake has been a Director of Delta Airlines since 2014 and was appointed non-Executive Chairman in 2016. He has been a Director at Macy’s, Inc. since 2015. Mr. Blake brings extensive leadership, strategy, risk management and marketing experience to the Board. He contributes his deep knowledge of the retail consumer industry and evolving marketing practices to the Board. Mr. Blake also brings valuable government experience, having previously served as General Counsel for the U.S. Environmental Protection Agency, Deputy Counsel to Vice President George H. W. Bush, and Deputy Secretary for the U.S. Department of Energy. Ms. Braly is the former Chair of the Board, President and CEO of WellPoint, Inc., now known as Anthem, Inc. She served as Chair of the Board from 2010 until 2012 and as President and CEO from 2007 through 2012. She previously served as Executive Vice President, General Counsel, and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and CEO of Blue Cross Blue Shield of Missouri from 2003 to 2005. Ms. Braly has been a Director of Lowe’s Companies, Inc. since 2013, Brookfield Asset Management since 2015, and ExxonMobil Corporation since 2016. Ms. Braly has a vast amount of leadership, corporate governance, consumer industry, and marketing experience. She also brings government experience, given her prior role as General Counsel and Chief Public Affairs Officer for WellPoint, where she was responsible for the company’s government relations efforts, among other areas. P&G’s World-Class Board

Ms. Chang is the founder and CEO of Accompany, Inc. (a relationship intelligence company), a position she has held since 2013. She previously held positions of increasing responsibility at Google, Inc. from 2005 to 2012, most recently serving as Global Head of Product, Google Ads Measurement and Reporting. Prior to joining Google, she held product management and strategy positions at eBay, Inc. and also served as a consultant with McKinsey & Company, specializing in semi-conductors, software, and services. Ms. Chang has been a Director of Cisco Systems, Inc. since 2016 and was a Director of Informatica from 2012 to 2015, a Director of Splunk, Inc. from 2015 to June 2017, and a member of Target Corporation’s Digital Advisory Council from 2013 to 2016. Ms. Chang brings extensive leadership, digital and technology experience and expertise to the Board. She contributes her exceptional knowledge of digital industry trends and data analytics to the Board, having had deep business experience in top technology companies. Mr. Chenault is Chairman and CEO of American Express Company, where he has served in various roles of increasing responsibility since joining the company in 1981. Mr. Chenault assumed his current responsibilities as Chairman and CEO in 2001. He has been a Director of IBM Corporation since 1998. Mr. Chenault has significant leadership, strategy, risk management, and financial experience. With more than 36 years of experience delivering products and services to consumers and businesses across the world, he brings consumer and business insights, marketing and digital expertise, as well as a global perspective, to the Board. Director since 2017 Amy Chang Director since 2008 Kenneth I. Chenault P&G’s World-Class Board

Mr. Cook is Chairman of the Executive Committee of the Board of Intuit Inc. (a software and web services company), which he co-founded in 1983. He served as President and CEO of Intuit from 1983 to 1994 and as Chairman of the Board of Intuit from 1993 through 1998. Mr. Cook served on the Board of eBay Inc. from 1998 to 2015. Mr. Cook has a wealth of leadership, technology, consumer industry, strategy, risk management and marketing experience that he brings to the Board. As Chair of the Innovation & Technology Committee, he contributes valuable innovation experience and insight. Director since 2000 Scott D. Cook Mr. Lundgren is Executive Chairman of the Board of Macy’s Inc., a position he has held since March 2017. Mr. Lundgren held the title of Chairman and CEO of Macy’s from 2003 to March 2017 and President of Macy’s from 2003 to 2014. He was a Director of Kraft Foods Group from 2012 to 2015. Mr. Lundgren brings extensive leadership, strategy, and risk management experience to the Board. With over 35 years in the retail industry, he contributes his deep knowledge of the consumer industry and dynamic marketing practices, including digital marketing, to the Board. Director since 2013 Terry J. Lundgren P&G’s World-Class Board

Mr. McNerney is a Senior Advisor at Clayton, Dubilier & Rice, LLC (a private equity investment firm). He retired as Chairman of the Board of The Boeing Company in 2016. He was President of The Boeing Company from 2005 to 2013, CEO from 2005 to 2015, and Chairman of the Board from 2005 to 2016. From 2001 to 2005, Mr. McNerney was Chairman and CEO of 3M Company. Prior to his appointment as CEO of 3M Company, Mr. McNerney was employed by General Electric for nearly twenty years, where he held positions of increasing leadership. He has been a Director of IBM Corporation since 2009. Mr. McNerney brings a wealth of leadership, global, strategy, risk management, and technology experience to the Board. His extensive experience managing large, global manufacturing companies, as well as his insight into government affairs, enables him to advise the Board on a variety of strategic and business matters. Mr. Taylor is Chairman of the Board, President and CEO of the Company. Mr. Taylor has been President and CEO since 2015 and was elected Chairman of the Board in 2016. Mr. Taylor joined the Company in 1980 and, since that time, has held numerous positions of increasing responsibility in North America, Europe, and Asia in virtually all of the Company’s core businesses. Prior to his current role, Mr. Taylor was Group President-Global Health & Grooming from 2013 to 2015, Group President-Global Home Care from 2007 to 2013, and President-Global Family Care from 2005 to 2007. Mr. Taylor also played a key role in the design of the Company’s portfolio optimization strategy. Mr. Taylor served as a Director of TRW Automotive Corporation from 2010 to 2015. As a long-time employee and leader, Mr. Taylor brings vast global and business experience to the Board, as well as a deep knowledge of the Company. Mr. Taylor has significant leadership, strategy, risk management, consumer industry, marketing and international experience. Director since 2003 W. James (Jim) McNerney, Jr. Director since 2015 David S. Taylor P&G’s World-Class Board

Ms. Whitman is President and CEO of Hewlett Packard Enterprise. She was President and CEO of Hewlett-Packard Company from 2011 through 2015, as well as Chairman from 2014 through 2015, and President and CEO of eBay Inc. from 1998 to 2008. Since 2015, she has been a Director of Hewlett Packard Enterprise, and since April 2017, a Director of DXC Technology. She served as a Director of Zipcar, Inc. from 2011 to 2013 and as Chairman of HP Inc. from 2015 to July 2017. She also served as a Director of the Company from 2003 to 2008, when she then resigned to prepare for her 2010 California gubernatorial bid. Ms. Whitman has extensive leadership, global strategy, risk management and consumer industry experience. Her current and prior management roles also provide her with significant marketing, innovation and technology experience. Director since 2011 Margaret (Meg) C. Whitman Ms. Woertz is the Retired Chairman of the Board and former CEO of Archer Daniels Midland Company (“ADM”), where she joined in 2006 as CEO and President and was named Chairman in 2007. Prior to joining ADM, Ms. Woertz was with Chevron Corp. for 29 years and retired as EVP Global Downstream. She began her career as a certified public accountant with Ernst & Ernst. Ms. Woertz has been a Director of 3M Company since 2016. She was a Director of Royal Dutch Shell plc from 2014 to May 2017. Ms. Woertz has significant leadership, global strategy and risk management experience. Having started her career as a CPA, and with broad executive experience at Chevron and ADM, she also brings a significant amount of international, marketing, government relations, and finance experience. Director since 2008 Patricia (Pat) A. Woertz Dr. Zedillo served as President of Mexico from 1994 to 2000 and currently serves as Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University. He has been a Director of Alcoa, Corp. since 2002 and Citigroup, Inc. and Promotora de Informaciones S.A. since 2010. Dr. Zedillo’s prior service as President of Mexico provides him with significant government and leadership experience, while his current role provides him with a wealth of international experience. He also has significant financial experience, having previously served on the Audit Committee of Union Pacific and as the Secretary of Economic Programming and the Budget for Mexico, as well as having held various positions at the Banco de Mexico. Director since 2001 Ernesto Zedillo P&G’s World-Class Board

P&G Has Best-in-Class Governance Practices... Declassified Board with all Directors annually elected Shareholders have right to call a special meeting Shareholders have right to act via written consent No poison pill Specified retirement age (72) and term limit (18 years) for Directors No supermajority voting provisions Receptive and responsive to feedback and new ideas (e.g., proactive adoption of proxy access in April 2016) 10 of 11 Directors are independent Lead Independent Director 4 fully independent Board Committees 4 Directors added in the last 5 years >95% average attendance of Board and Committee meetings 6 of 11 Directors are women and/or ethnically diverse Limit Director membership on other public company boards Independent and Actively Engaged Board Longstanding Commitment to Governance Best Practices

...And Shareholder-Focused Corporate Governance Relative to Peers

	P&G	Church & Dwight	Clorox	Colgate	Kimberly-Clark	Edgewell	vs. S&P 500 Constituents
Annually Elected Board	✓	✗	✓	✓	✓	✓	89%
Lead Independent Director	✓	✓	✓	✓	✓	✓	87%
Shareholder Right to Call Special Meetings	✓	✗	✓	✓	✓	✗	63%
Shareholder Right to Act via Written Consent	✓	✓	✓	✗	✓	✓	30%
No Poison Pill	✓	✓	✓	✓	✓	✓	97%
Specified Retirement Age for Directors	✓	✓	✓	✓	✓	✓	73%
Specified Term Limit for Directors	✓	✗	✗	✗	✗	✗	4%
Restrictions on Additional Board Services	✓	✓	✓	✓	✓	✗	74%
Majority Vote Standard to Elect Directors	✓	✓	✓	✓	✓	✓	90%
Directors May be Removed Without Cause by Majority of Shareholders	✓	✗	✓	✓	✓	✗	74%
Proxy Access	✓	✗	✓	✓	✓	✗	60%

48

Source: Company websites, FactSet SharkRepellent, 2016 Spencer Stuart Board Index, CII Proxy Access Best Practices 2017, Public Filings.

No employment contracts with executives containing special severance payments (e.g., golden parachutes) No special executive retirement programs and no severance programs that are specific to executive officers No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits No excessive perquisites for executives No hedging or engaging in derivative transactions that include shares of common stock No re-pricing or backdating stock options P&G Has Strong Compensation Practices Target compensation at the median of an appropriate peer group, with substantial variation based on performance Significant share ownership and equity holding requirements in place for senior executives Multiple performance metrics under annual bonus (STAR) and three-year equity compensation program (PSP) Appropriate balance between short-term and long-term compensation Double Trigger – Time-based equity awards do not vest solely on account of a change-in-control Clawback policy permits the recoupment of certain compensation payments in the event of a significant restatement of financial results Engagement of an Independent Advisor for Board What We Do What We Don’t Do 49

Fixed Performance-Based Short-term Long-term NEO Compensation by Type Performance-based NEO Comp Employee compensation is more directly tied to category results than ever before in P&G’s history Sales professionals’ incentive compensation in key markets selling one product category tied to category performance (previously tied to region average across all categories) Regional category leaders’ incentive compensation tied to performance of specific region and category (previously tied to category’s global average) More executive compensation tied to long-term growth Recently Realigned Compensation Incentives to Increase Category Accountability Incentive Compensation Targets Balanced Across Top and Bottom Line Results Goals established based on both short-term (1 year) and long-term (3 years) performance periods Annual Incentives: Short-Term Achievement Reward (“STAR”) Bonus – reward for the achievement of one-year business goals for 10,000+ employees: Overall company performance: organic sales growth and EPS growth targets Individual business unit performance: holistic assessment STAR paid out below target (average 88%) in the last five years excluding the Transformation Factor that was added in 2016 and 2017 only, to drive laser-focus on execution of portfolio, organization, and supply chain transformation, as well as productivity Long Term Incentives: Performance Stock Program (“PSP”) – targets key operating metrics over 3-year business cycles for narrower group of executives: 3-year targets: organic sales growth, EPS growth, operating profit and cash flow generation PSP paid out at an average of 31% over the past 5 years 5-year average combined NEO performance awards: 61% of target Emphasize Pay for Performance and Focus on Long-Term Success P&G’s Management Compensation Is Aligned with Shareholder Interests

P&G’s Compensation Targets Are Based on High Standards and Above-Market Growth Rates Balanced formula focused on top and bottom-line growth Organic sales growth (30% weighting) Operating profit growth (20% weighting) EPS growth (30% weighting) Free cash flow productivity (20% weighting) Targets set based on market dynamics while taking into account required investments or strategic transition factors Organic sales growth target and maximum payout Target for this fiscal year requires market share growth Targets in each of our three-year bonus programs require market share growth Maximum awards unapproachable without significant share growth Operating profit and EPS growth target and maximum payout Achieving market share growth requires investment in building the advantages that our products offer Bottom-line goals (operating profit growth and EPS growth) reflect the need for continued investment, as well as continued margin growth from our productivity initiatives PSP Long-Term Incentive Program Based on Formula of Challenging Targets Current PSP Targets Based on Above Market Growth Rates Average combined NEO performance awards (STAR and PSP) in last 5 years has been 61% of target 100% payout represents “fair market” compensation, and below 100% payout represents “below market compensation” Objective of both STAR and PSP plans is to reward exceeding targets with greater payout Track Record of Setting Challenging Targets

P&G’s Board Is Focused on Creating Long-Term Shareholder Value The Board has been overseeing and guiding the most significant transformation in the Company’s history P&G flawlessly executed a large number of divestitures within a short time, resulting in a stronger, more focused portfolio Over the last five years, P&G over-delivered on its $10bn savings commitment and is now focusing on achieving up to an additional $10bn in cost reductions P&G continued the record of increasing dividends and returned more than $135bn to shareholders over the last 10 years P&G continues to make changes to organization design, culture and accountability P&G changed its organization structure and accountability so that Category Leaders now have complete ownership of the business The Board has held, and continues to hold, management accountable for results Moving forward, the Board is aligned with the Company’s plan and remains actively engaged

P&G Is at the Forefront of ESG Initiatives

Diversity & Inclusion

We desire to be as diverse as the people who use our products. The more we reflect the diversity of our consumers, the better equipped we are to understand and serve them.

Building an Inclusive Culture

There are **145+** nationalities represented in our global workforce

Committing to Diverse Partnerships

P&G has **75,000+** diverse partnerships

Gender Equality

At P&G, we aspire to build a better world, inside and outside of P&G – a world free from gender bias and a world with equal representation and an equal voice for women and men.

45% of all P&G Managers are **women**

4 out of the 10 independent members of P&G's Board of Directors are women

Environmental Sustainability

Our goal is to create brands that enable customers to make more sustainable choices. We have integrated sustainability into our business practices, operations, innovation, brand building and culture.

- Received 2017 Climate Leadership Award from U.S. Environmental Protection Agency
- MSCI top quartile for: carbon footprint; toxic emissions; waste; chemical safety; health and safety

Top Score of **100** in Key Sustainalytics Categories

- ✓ GHG Reduction
- ✓ Green Logistics
- ✓ Renewable Energy Use
- ✓ Sustainable Agriculture

Community Impact

For nearly 180 years, we have been focused on improving the communities we serve.

Partner with relief organizations to provide the comforts of home to those impacted by dozens of global disasters a year

Third-party certification:

- 100% of the virgin wood fiber used in our tissue-towel and absorbent hygiene products
- Palm oil supply chain

Through P&G Children's Safe Drinking Water Program, we've delivered 12 billion liters of clean drinking water

In 20 years, we have helped renovate more than 200 schools

Born Learning program has improved the lives of 100,000 children

Pampers and UNICEF Partnership provided over 300 million lifesaving tetanus vaccines to newborns and mothers around the world

53

Trian Has Not Produced Any New Ideas That Make Sense For P&G P&G Board and management have maintained an open dialogue and have had more than sixteen interactions with Trian. In these discussions: Mr. Peltz was initially supportive of P&G and its ongoing transformation and plan Mr. Peltz offered no new actionable ideas to drive additional value Mr. Peltz never once asked to further understand our transformation or our ongoing plan and never asked about our organization or people Mr. Peltz never shared a white paper White paper delivered to media one month before the shareholder vote – seven months after we began engagement with Mr. Peltz 54

Chronology of P&G's Engagement with Mr. Peltz and Trian 55 Date Event February 14 News outlets reported Trian had taken a stake in P&G and Trian filed Schedule 13F disclosing ownership position February 16 Mr. Taylor and Mr. Peltz spoke by telephone and agreed to meet in person March 7 Messrs, Taylor and Moeller met with Mr. Peltz and another Trian employee. Mr. Peltz said that Trian had done an analysis of P&G and was of the belief that the Company had opportunities to improve its performance and earnings Mr. Peltz expressed that he would like a Board seat Trian’s suggestions were discussed, and Mr. Taylor committed to confer with P&G’s directors and to get back to Mr. Peltz regarding his request March 7-17 Mr. Taylor had conversations with members of the Board regarding the meeting with Mr. Peltz and his request for a Board seat March 17 Mr. Peltz and another Trian employee called Mr. Taylor Mr. Peltz reiterated his request for a seat on the Board Mr. Taylor told Mr. Peltz that the Board did not think adding Mr. Peltz to the Board was appropriate at this time April 11 The Board of Directors held its regularly scheduled April meeting. During this meeting, the Board appointed Amy Chang as a Director, effective June 1 The Board also discussed Mr. Peltz’s request for a Board seat and determined that, while the Company should continue to engage constructively with Trian, it would not be appropriate to appoint Mr. Peltz to the Board April 12 P&G announces appointment of Amy Chang to its Board. Mr. Peltz was supportive of the appointment of Ms. Chang to the Board Mr. Taylor invited Mr. Peltz to attend P&G’s upcoming Global Leadership Council (GLC) meeting, which would include the Company’s top 30 executives, and share his views about the Company April 24 Messrs, Taylor and Moeller met with Mr. Peltz and additional Trian employees. Mr. Peltz stated that P&G was moving in the right direction, but that it needed to move faster, and that management needed to make more significant cost cuts and organizational changes Mr. Peltz reiterated that he believed he could be a very helpful addition to the Board P&G’s Board and management team had no less than 16 interactions with Trian Mr. Peltz asked for a Board seat or suggested he should be added to the Board no less than 9 times between March 7 and July 17 After consideration by the Board, Mr. Peltz’s request for a Board seat was declined Mr. Peltz first requested a Board seat on March 7, and his request was first declined on March 17 During the period of our engagement with Mr. Peltz, he never shared his White Paper

56 Date Event May 4 Messrs, Peltz and another Trian employee came to the Company’s Global Leadership Council (GLC) meeting, where Mr. Peltz spoke to the GLC for approximately an hour May 8 Messrs, Peltz and Taylor spoke telephonically and Mr. Peltz continued to ask for a seat on the Board May 18 Messrs, Taylor and McNerney met with Mr. Peltz and Mr. Peltz restated the reasons why he believed he should be added to the Board Mr. McNerney told Mr. Peltz that the Company had a plan that the Board fully supported, and they wanted to give management the opportunity to execute it. Mr. McNerney also stated that the Board discussed Mr. Peltz’s request and did not believe that a Board seat was appropriate at this time May 24 As a possible alternative to being added to the Board immediately, Mr. Peltz proposed to Mr. Taylor that he wanted P&G to make a statement that he would be added to P&G’s Board within one year if publicly stated performance targets were not met May 25 Mr. Taylor told Mr. Peltz that a one-year performance period was arbitrary June 1 Mr. Peltz met with Mr. Taylor and reiterated his desire to be on the Board June 13 The Board of Directors held its regularly scheduled June meeting. During this meeting, the Board again discussed Mr. Peltz’s renewed request for a Board seat and confirmed its prior conclusion that appointing Mr. Peltz to the Board was not in the best interest of the Company or its shareholders June 16 News outlets reported that Trian had submitted a Director nomination June 28 Mr. Daley informs Jon Moeller he is considering “becoming an enemy of the Company” July 11 Mr. Peltz and another Trian employee met with Mr. Taylor and three Board members (one by phone) Mr. Peltz restated his request for a Board seat The Company’s representatives listened to Mr. Peltz’s ideas, but did not agree to give him a Board seat July 17 Trian publicly filed its preliminary proxy statement with regard to its nominees and proposals July 17 Mr. Peltz and Mr. Taylor spoke and Mr. Peltz told Mr. Taylor that he should put Mr. Peltz on the Board and avoid a proxy contest Mr. Taylor told Mr. Peltz that the Board continued to believe that adding Mr. Peltz to the Board was not the right choice September 6 Trian files 94-page white paper without any new ideas that make sense for P&G Chronology of P&G's Engagement with Mr. Peltz and Trian

"Initiatives" Offered Confirm Trian Has an Outdated and Misinformed View of P&G Trian’s “Initiative” Trian’s Approach P&G’s Current Strategy Increase Accountability Reorganize P&G into a holding company structure with three business units Prior to implementing our transformation, we studied numerous organization design structures, including one similar to what Mr. Peltz proposed Adding a layer on top of the ten categories, as he suggests, would add cost and complexity and dilute accountability Making a change of this significance at this time would compromise delivery of the current plan, which is working Not clear that Mr. Peltz understands what we are doing, which is not surprising as he has never asked This could act as Trian’s precursor to pushing for a breakup We have significantly restructured the organization and created a more granular and more accountable structure that is category led and has produced the following results: Removed one third of roles Increased profit per employee by 45% Resources concentrated at the point of completion (category / country) Significantly smaller corporate function and headquarters operations Bad Idea 1

Trian’s “Initiative” Trian’s Approach P&G’s Current Strategy Ensure Productivity Plan Delivers Results “Seek to ensure” P&G delivers on its productivity targets, and that they are reinvested in the business and grow operating profit P&G’s 2012-2016 productivity initiatives exceeded the $10 billion commitment on an accelerated timeframe, demonstrating management’s ability to achieve its targets We have achieved: Gross profit margins up 200 bps (up 450 bps ex-FX) Operating profit margins up 270 bps (up 610 bps ex-FX) Industry-leading after-tax profit margin Reduced total roles by 32% Trian offers no new approach to achieve greater savings, or achieve savings faster Entering year two of another up to $10 billion five-year productivity program, through which P&G will continue using the savings to fuel investment that drives topline growth 2 No New Ideas "Initiatives" Offered Confirm Trian Has an Outdated and Misinformed View of P&G

Trian’s “Initiative” Trian’s Approach P&G’s Current Strategy Improve Innovation “Propose a Board-led study” Rather than “study” innovation, P&G delivers superior innovation that meets consumer needs and grows share We hold leading brand market positions across our categories, which does not happen if you are not the innovation leader Recent innovation successes include Tide PODS, Ariel PODS, Gain FLINGS, Pampers Pants, Always Discreet, Always Radiant, Downy Unstopables Scent Beads, Febreze vent clips and Oral-B Genius Innovation of these new sub-brands is driving overall category growth by creating noticeably superior product performance In 2016, P&G’s successful product launches earned the Company five of the top ten spots on the IRI New Product Pacesetter Develop Small, Mid-Size & Local Brands No “approach” identified Trian suggested it would have kept many of the businesses P&G recently divested Our focus begins and ends with consumers…period For consumers, brand size is not a purchase criteria. In our categories, they seek products that solve problems, and performance drives purchase Superior performing brands in these categories drive overall growth For example, Head & Shoulders, a billion-dollar brand, is the fastest growing brand in the shampoo category over the last ten years, growing 5% annually Many of our new brands and sub-brands are leading growth in our categories (including Tide PODS, Downy Unstopables) P&G’s recently divested brands were not core to P&G’s strategy No New Ideas No New Ideas 3 4 "Initiatives" Offered Confirm Trian Has an Outdated and Misinformed View of P&G

Trian’s “Initiative” Trian’s Approach P&G’s Current Strategy Focus on Growth via M&A Change culture and structure in order to develop improved post-merger integration and retain outside executives We intend to deliver on top- and bottom-line growth goals organically and have large opportunities in front of us to do exactly that M&A can supplement this strategy, but is not a replacement for organic growth Serial M&A is not our strategy as it would impact cash available for dividends and would complicate and create complexity in the portfolio we have just strengthened and simplified Trian offers no new skills or background that will help improve the Company’s M&A targeting or integration capabilities Focus on Digital “Have more anxiety over e-commerce” Dedicate more resources in digital and social media We are #1 in e-commerce sales vs. our peers with more than $3 billion in sales, bigger than our top two competitors combined P&G grew e-commerce sales ~30% last fiscal year with leading shares in nearly every category We have #1 equity and share positions with U.S. millennials in many of our top brands and are growing users in most Recently added digitally native Director, Amy Chang, and we have ongoing talent exchanges with top digital media and e-commerce companies No New Ideas No New Ideas 5 6 "Initiatives" Offered Confirm Trian Has an Outdated and Misinformed View of P&G

Trian’s “Initiative” Trian’s Approach P&G’s Current Strategy Address “Insular Culture” Set goal for ~25 of top 100 executives to have significant outside experience Our strategy is to hire and promote the best people, whether from inside or from outside External management-level hiring has quadrupled For example, recent external hires include: North America Vice President, Personal Health Care Chief Information Officer Vice President of Communications Media Director Improve Corporate Governance “Make P&G best-in-class from a corporate governance perspective” P&G is already best-in-class in corporate governance (e.g., P&G has consistently had an ISS Quality Score of 2) Our Board is independent (10 of 11 Directors are independent) and actively engaged (>95% average attendance) Our Board selection process is rigorous, and the Board utilized this process to evaluate Mr. Peltz’s request for a Board seat P&G’s compensation is designed to align pay with performance. Earning the compensation targets that the Board has set requires delivery of market share growth as well as EPS growth – top- and bottom-line results No New Ideas No New Ideas 7 8 "Initiatives" Offered Confirm Trian Has an Outdated and Misinformed View of P&G

Trian's "Holding Company" Concept Is Its Only Idea, and It Is a Bad Idea Another example of Mr. Peltz’s misguided view of P&G’s business Adds management complexity, not management accountability Would result in higher costs, lower efficiency, reduced profits A change of this significance would compromise delivery of the current plan, which is working “Cookie-cutter” plan for another restructuring and breakup of P&G 62 P&G’s new organizational approach creates a structure even more granular and accountable than Mr. Peltz’s proposal Category leaders are held accountable to deliver Complete ownership of the business: innovation, marketing, manufacturing, selling, P&L responsibility Paid based on performance and interests are aligned with shareholders Enabling greater efficiency, speed, and agility by moving resources closer to consumers and retailers This is Not a New Concept P&G Has Developed an Approach that Increases Accountability

When Trian Has Offered Specific Criticisms, They Are Demonstrably Wrong P&G Productivity Initiatives P&G Advertising Initiatives P&G’s productivity initiatives have been highly successful, and results of the program speak for themselves P&G accelerated and exceeded its $10 billion commitment announced in 2012 Reduced roles by 25% (32% including divestitures), and profit per employee increased 45% Core Operating Profit Margin +270bps since fiscal year 2013 (+610bps on a currency neutral basis) P&G currently has industry leading after-tax profit margins Trian presents misleading information which ignores the impact of a number of important factors including changes in FX rates, Venezuela, and stranded overhead costs created by P&G’s recent divestitures P&G’s working advertising spend is equal to spend one year ago P&G is a thought leader in the advertising industry, and the recent reduction was related to inefficient and ineffective spending Reduced ad spending $100+ million by eliminating content served to bots or shown next to objectionable content, such as ISIS recruiting videos “While P&G has identified an incremental $10-$13 billion of savings, Trian is concerned that this initiative could be as ineffective as the 2012 productivity program in driving sales growth, earnings growth and shareholder value creation” “P&G itself meaningfully reduced digital advertising last quarter, a tactic we believe, if continued, will damage the value of the Company’s brands in the long term”

When Trian Has Offered Specific Criticisms, They Are Demonstrably Wrong

P&G's Organization Structure

TRIAN PARTNERS

"P&G's organizational structure is highly 'matrixed,' which Trian believes adds complexity and impedes accountability, growth and efficiency"

P&G

- **Trian's claims regarding P&G's organization are based on outdated information; P&G is already utilizing a more agile structure with increased accountability**
- P&G has taken action to simplify its structure, enabling greater efficiency, speed and agility by moving resources closer to consumers and retailers
- One organizing principle – the product category. Transitioned from "The Thicket" (refer page 23) to
  - "End-to-end" structure in P&G's ten largest categories (70% of sales), giving leaders full ownership and accountability
  - "Freedom within a framework" structure in smaller markets, enabling speed and agility as leaders execute predefined strategies with freedom to make real-time changes

P&G's Compensation and Long-Term Targets

"In 2017, management's 3-year compensation plan targeted lackluster 2.8% long-term organic growth through 2019, meaning management would be paid in full for growing slower than P&G's categories and losing market share. The plan also targeted 6% EPS growth through 2019. That's down from 2005, when P&G targeted 4-6% long-term organic growth, ahead of the market, and "double-digit" long-term EPS growth"

- **We have a track record of setting challenging targets**
  - Average combined NEO performance awards in last 5 years has been 61% of target (100% payout represents "fair market" compensation)
- **Our top-line targets will require above-market revenue growth rates**
  - Thresholds cited must be interpreted versus known headwinds (e.g. Gillette pricing actions and divestitures) and curve of performance
  - Target awards to hit base total comp (50th percentile versus peers) require market share growth
  - Maximum awards unapproachable without significant share growth
- **Our bottom-line targets are challenging targets based on the current environment**
  - Achieving market share growth requires investment in building the advantages that our products offer
  - Operating profit growth and EPS growth targets reflect the need for continued investment, as well as continued margin growth from our productivity initiatives
  - EPS targets are not adjusted for currency or commodity (unlike many peers)

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When Trian Has Offered Specific Criticisms, They Are Demonstrably Wrong

P&G's Shareholder Returns (Inappropriate Time Periods)

TRIAN PARTNERS

"P&G has an iconic portfolio of brands and strong market positions around the world, yet its shareholder returns have significantly underperformed both its peers and the S&P"

P&G

- **Returns delivered by P&G since the transition of our CEO have outperformed peers**
- Since the transition of our CEO, P&G has delivered TSR of 28%, which is well above that of the peers selected by Trian (13%) and S&P 500 Index (23%) (1)
- In focusing on P&G's ten-year performance, Trian is contradicting what it said was the right measurement period to use in prior campaigns (in both DuPont and PepsiCo, Trian insisted the right period was that of the current CEO and management team)
- P&G has undergone a significant transformation over the last few years, and a historical ten-year time horizon does not represent our current strategy and outlook
  - — Transformed portfolio (exited brands and categories)
  - — Transformed organizational structure
  - — Significant productivity programs (2012-2016 and 2017-2021)
- Trian ignores significant non-recurring events, such as FX headwinds and Venezuela deconsolidation

P&G's Shareholder Returns (Misleading Comparisons)

If you had invested $1,000 in P&G stock ten-years ago, your investment would be worth slightly over $1,900… But if instead, you had invested $1,000 evenly across P&G's closest peers… your investment would be worth $3,100 today. That's over 60% more!"

- **Trian presents misleading calculations, over-representing returns of P&G's peers by approximately 40 percentage points**
- Trian's analysis ignores the impacts of foreign exchange and analyzes the returns of each stock only in its local currency
- Both the Euro and the British Pound have lost significant value relative to the dollar over the last ten years, and that is highly relevant to any comparison of P&G to its European peers
- A $1,000 investment ten years ago, split evenly across the ten companies referenced would not be worth $3,100 today; rather, it would be worth ~$2,700
- ~210% return on a local currency basis is ~170% return on a comparable US Dollar basis, 40 percentage points below Trian's claims

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(1) Please see page 7 for appropriate footnotes.

P&G Has Done Its Homework - Mr. Peltz Has No Magic Conducted analysis of Trian’s past investments, including those in the consumer sector, and identified occurrences of: “Pulling forward” share price performance Many investments initiated following period of share price underperformance Following a period of improved performance, Trian exits and leaves companies vulnerable to continued stock price weakness Shifting organic sales growth away from volume growth, with greater reliance on pricing In the two years before Mr. Peltz was added to Heinz’s Board, over 100% of organic sales growth was from increasing volume (3.1% average). In the five years following his addition to the Board, volume grew at an average of 0.5% and nearly 90% of organic sales growth was driven by pricing In the two years before Mr. Peltz was added to Mondelez’s Board, volume grew at an average of 2.3%. In the 3.5 years following his addition to the Board, volume declined at an average of 1.9%, and organic sales growth has been pricing-driven Trian often points to past investments as a measure of Trian’s impact while an owner. However, a review of selected investments within the consumer sector highlight themes that can harm long-term objectives 1 2

P&G has spoken with investors, analysts, members of Boards and senior executives at companies that have been impacted by Trian and the feedback we received was clear Several people, however, would only speak candidly about their experiences with Mr. Peltz if those discussions were kept confidential, for fear of retribution Mr. Peltz would not be helpful to P&G’s Board and management team that are successfully executing a plan that has the Company on the right track Adding an activist investor like Mr. Peltz risks derailing the progress we are making to deliver for all P&G shareholders P&G Has Done Its Homework - Mr. Peltz Has No Magic

P&G Brand P&G Is a Leading Company… Market Leadership Across Categories Best-in-Class Margins History of Superior Capital Returns Strong Results Driving Shareholder Value Creation Core Operating Margin 3rd Highest in Peer Group After-Tax Profit Margin 2nd Highest in Peer Group $135bn+ Returned to Shareholders in Last 10 Years(3) Dividends Share Repurchases Market Share (1) Rank #1 #1 #1 #1 #1 #1 #1 #1 #1 #1 #1 54% 44% 28% 50% 40% 64% 41% 34% 36% 49% 66% 47% #1 Total Shareholder Return Comparison November 1, 2015 to September 6, 2017(2) P&G Share vs. #2 Competitor 3.0x 5.5x 2.0x 2.5x 3.0x 1.0x P&G Brand Market Share (1) Rank P&G Share vs. #2 Competitor 3.0x 5.0x 2.5x 3.0x 2.0x 4.0x Source: Market data as of September 6, 2017. U.S. market share as of July 2017. Please see page 7 for appropriate footnotes. P&G share repurchases include shares retired as part of Coffee, Duracell and P&G Beauty divestitures. % of Market Cap 68

…That is Delivering Results Since our CEO transition, we have outperformed peers and the market in terms of TSR Fiscal 2017 results demonstrate the effectiveness of the actions we have taken and the plan in place We have leading governance practices and a world-class, highly engaged and diverse Board of Directors Now is the time to build on our momentum and prevent anything from derailing future progress Capital Returned to Shareholders Operating Performance 28% $22B $7B 2% 610bps 11% Total Shareholder Return since our CEO transition in Nov-2015 Total capital returned to shareholders in FY2017 Paid in dividends in FY2017, the 61st year of consecutive annual dividend increases Organic Sales Growth in FY2017, excl. currency impacts Increase in Core Operating Profit Margin over four years, excl. currency impacts Core EPS Growth in FY2017, excl. currency impacts 69

The Board of Directors Recommends That You Vote the BLUE Proxy Card as Follows: Additional Voting Matters Unanimous Board Recommendation Item Election of Directors For Each Nominee Recommended By Our Board Item Ratification of Independent Registered Public Accounting Firm Item Advisory Approval of Executive Compensation Item Advisory Vote on Frequency of the Executive Compensation Vote 1 Year Item Adopt Holy Land Principles Item Report on Application of Company Non-Discrimination Policies in States With Pro-Discrimination Laws Item Report on Mitigating Risks of Activities in Conflict-Affected Areas Item Repeal Certain Amendments to Regulations 1 ü For ü Against û 2 3 4 5 6 7 8 Against û Against û Against û For ü

Supplemental Material Appendix

P&G's TSR Time Frame Is the Right Comparison

1 End Date: Current Share Price

- P&G's results are driving share price performance, not outside influences
  - In aggregate, P&G operational events in 2017 moved P&G's share price 1.9x more than Trian events

2 Start Date: November 1, 2015

- In prior campaigns (DuPont and Pepsi) Trian said the right period to measure performance is that of the current CEO and management team
- Longer time frames are less relevant when evaluating our share price performance. P&G underwent a significant transformation and longer historical time horizons are not representative of our current strategy and outlook
  - Transformed portfolio (exited brands and categories)
  - Transformed organizational structure
  - Significant productivity programs (2012-2016 and 2017-2021)
  - Additional non-recurring events (significant FX headwinds, Venezuela deconsolidation)

3 US Dollar Comparability of Returns

- Significant changes in FX rates also influence TSR comparisons, especially over longer time periods
  - Trian's ten peers include five foreign-listed companies
  - FX inflates TSR comparisons over 3 and 5 year time periods by ~9 percentage points

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P&G Year-to-Date Share Price Performance P&G’s Stock Price Performance Driven By Our Results, Not Outside Influences Source: Market data as of September 6, 2017 1 Trian proposes P&G’s performance should only be calculated until June 15, 2017, ignoring share price growth driven by P&G’s strong operating results

Total Shareholder Return Comparison Longer Time Horizons are Less Relevant When Evaluating Our Share Price Performance P&G underwent a significant transformation and longer historical time horizons are not representative of our current strategy and outlook Transformed portfolio (exited brands and categories) Transformed organizational structure Significant productivity programs (2012-2016 and 2017-2021) Additional non-recurring events (significant FX headwinds, Venezuela deconsolidation) In prior campaigns (DuPont and Pepsi) Trian said the right period to measure performance is that of the current CEO and management team 2 Last 5 Year Total Shareholder Return Last 3 Year Total Shareholder Return Last 1 Year Total Shareholder Return Source: Market data as of September 06, 2017 Note: Trian Peers include Beiersdorf, Church & Dwight, Clorox, Colgate, Edgewell, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser ,Unilever. The TSR for “Trian Peers” is a simple average of TSR in USD. For foreign companies in the peer set, USD TSR is calculated using ADRs whenever available. If an ADR is not available for a time period, TSR is calculated by converting stock price into USD. “S&P Consumer Staples Index” and “S&P 500 Index” represent the TSR of indices maintained by Standard & Poor’s, which are weighted based on the market capitalization of the index constituents. The TSR for “P&G Peers Per Trian” is a simple average of TSR in USD which is the same methodology used by Trian in its White Paper from September 06, 2017. 74 Source: Market data as of September 6, 2017. (1) Trian Peers include Beiersdorf, Church & Dwight, Clorox, Colgate, Edgewell, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser, and Unilever. For foreign companies in the peer set, USD TSR is calculated using ADRs whenever available. If an ADR is not available for a time period, TSR is calculated by converting stock price into USD. “S&P Consumer Staples Index” and “S&P 500 Index” represent the TSR of indices maintained by Standard & Poor’s, which are weighted based on the market capitalization of the index constituents. The TSR for “P&G Peers Per Trian” is a simple average of TSR in USD which is the same methodology used by Trian in its White Paper from September 6, 2017. (1) (1) (1)

Last 3 Year Total Shareholder Return Total Shareholder Return Comparison Trian’s Comparison of Longer Term TSR Ignores the Impact of Changes in FX Rates Source: Market data as of September 06, 2017 Note: The TSR for “P&G Peers Per Trian” is a simple average of TSR in USD. For foreign companies in the peer set, USD TSR is calculated using ADRs whenever available. If an ADR is not available for a time period, TSR is calculated by converting stock price into USD. USD TSR FX Impact Significant changes in FX rates also influence TSR comparisons Trian’s ten peers include five foreign-listed companies FX inflates TSR comparisons over 3 and 5 year time periods by ~9 percentage points Only correct way to review performance is in the identical currency, and here that should be USD P&G’s TSR measured in GBP, for example, would have been 52% and 94% over the last 3 and 5 years 3 75 Source: Market data as of September 6, 2017. (1) The TSR for Trian Peers is a simple average of TSR in USD. For foreign companies in the peer set, USD TSR is calculated using ADRs whenever available. If an ADR is not available for a time period, TSR is calculated by converting stock price into USD. (1)

Additional Shareholder Proposals

	Voting Matter	Nominating Shareholder	Summary	Rationale Against
5	**Adopt Holy Land Principles**	Holy Land Principles, Inc.	Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles; a set of 8 equal opportunity employment principles to serve as guidelines for companies operating in Israel / Palestine.	P&G already has several principles in place for non-discrimination and respect. This would impose an unnecessary administrative burden and expense on P&G
6	**Report on Application of Company Non Discrimination Policies in States With Pro-Discrimination Laws**	NorthStar Asset Management, Inc.	The Company issue a public report to shareholders, employees, customers, and public policy leaders, omitting confidential information and at a reasonable expense, by April 1, 2018, detailing the known and potential risks and costs to the Company caused by any enacted or proposed state policies supporting discrimination against LGBT people, and detailing strategies above and beyond litigation or legal compliance that the Company may deploy to defend the Company's LGBT employees and their families against discrimination and harassment that is encouraged or enabled by the policies.	P&G is committed to diversity and inclusion and supports workplace fairness for all employees. The company has demonstrated its position effectively and transparently regarding diversity. The requested report is unnecessary and would not provide meaningful information to shareholders.
7	**Report on Mitigating Risks of Activities in Conflict-Affected Areas**	Heartland Initiative, Inc.	Shareholders request that P&G assess and report to shareholders, at reasonable expense and excluding proprietary or legally privileged information, on the company's approach, above and beyond legal compliance, to mitigating the heightened ethical and business risks associated with procurement and other activities in conflict-affected areas, including situations of occupation.	P&G has several global policies defining appropriate behavior and how to mitigate ethical business risk. The current policies are sufficient, so this proposal would impose unnecessary administrative burden on the Company.
8	**Repeal Certain Amendments to Regulations**	Trian	Trian's proposal seeks to repeal any provisions or amendments of the Company's Regulations adopted without shareholder approval after April 8, 2016 and prior to the Company's 2017 Annual Meeting, without regard to the subject matter of any provisions or amendment of the Company's Regulations in question.	While no provision of the Company's regulations is expected to be impacted, this proposal serves no purpose other than to limit Board actions otherwise permitted by governing documents.

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The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the attached presentation and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of Management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items: Incremental restructuring: The Company has had and continues to have an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. Beginning in 2012 Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities. In 2017, the company announced elements of an additional multi-year productivity and cost savings plan. These plans result in incremental restructuring charges to accelerate productivity efforts and cost savings. The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs. Early debt extinguishment charges: During the three months ended December 31, 2016, the Company recorded a charge of $345 million after tax due to the early extinguishment of certain long-term debt. This charge represents the difference between the reacquisition price and the par value of the debt extinguished. Management does not view this charge as indicative of the Company’s operating performance or underlying business results. Venezuela deconsolidation charge: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries. Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting. The charge was incurred to write off our net assets related to Venezuela. Charges for certain European legal matters: Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods. The Company established Legal Reserves related to these charges. Management does not view these charges as indicative of underlying business results. Venezuela B/S remeasurement & devaluation impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries. Non-cash impairment charges: During fiscal years 2013 and 2012 the Company incurred impairment charges related to the carrying value of goodwill and indefinite lived intangible assets in our Appliances and Salon Professional businesses. Gain on Iberian JV buyout: During fiscal year 2013 we incurred a holding gain on the purchase of the balance of our Iberian joint venture from our joint venture partner. We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Managements believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis, and this measure is used in assessing achievement of management goals for at-risk compensation. Core EPS and currency-neutral Core EPS: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated. Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as a useful supplemental measure of Company performance over time. Core operating profit margin and currency-neutral Core operating profit margin: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company’s operating efficiency over time. Core gross margin and currency-neutral Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company’s operating efficiency over time. Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending and excluding tax payments related to the Beauty Brands divestiture, which are non-recurring and not considered indicative of underlying cash flow performance. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment. Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the loss on early debt extinguishment and gain on the sale of the Beauty Brands, which are non-recurring and not considered indicative of underlying earnings performance. Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures *Acquisition/Divestiture Impact includes mix impacts of acquired and divested businesses and rounding impacts necessary to reconcile net sales to organic sales. Organic Sales Growth:

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

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